EXHIBIT 99.1

                         LASER MORTGAGE MANAGEMENT, INC.
                             ANNOUNCES ENGAGEMENT OF
                    LEHMAN BROTHERS INC. AS FINANCIAL ADVISOR

          Short Hills, New Jersey, August 12, 1998. LASER Mortgage Management, Inc. (NYSE: LMM) today announced that it has engaged Lehman Brothers Inc. as financial advisor to assist the Company in the exploration and evaluation of strategic alternatives designed to maximize stockholder value.

          LASER Mortgage Management, Inc. is a specialty finance company investing primarily in mortgage-backed securities and mortgage loans. The Company has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. LASER Advisers Inc., a registered investment adviser, manages the day-to-day operations of the Company. The executive offices of LASER Mortgage Management, Inc. are located at 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078.

          "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING LASER MORTGAGE MANAGEMENT, INC.'S BUSINESS WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING" STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES.

    Date:      August 12, 1998

    Contact:  LASER Mortgage Management, Inc.
              Robert Gartner, Vice President of LASER Mortgage Management, Inc., 973-912-8770